Exhibit 10(oooo)

 Member Companies of FPIC Insurance Group, Inc.
including
First Professionals Insurance Company, Inc.
Jacksonville, Florida
Anesthesiologists’ Professional Assurance Company
Coral Gables, Florida
and
Intermed Insurance Company
Springfield, Missouri

Medical Professional Liability Excess of Loss Reinsurance Contract
Effective: January 1, 2006

Reinsurance Confirmation

Business Reinsured

A.
By this Contract the Reinsurer agrees to reinsure the excess liability which may accrue to the Company under its policies, contracts and binders of insurance or reinsurance (hereinafter called “policies”) issued or renewed on or after the effective date hereof and classified by the Company as follows:

1.	Professional Liability business and ancillary coverages, covering physicians, surgeons, dentists, chiropractors, podiatrists and other allied medical practitioners and their professional associations;

2.	Health Care Facilities Liability and ancillary coverages, including employed medical technicians, partnerships, corporations and limited liability companies;

      subject to the terms, conditions and limitations hereinafter set forth.

B.	Coverage hereunder may include prior acts coverage and/or extended discovery or reporting coverage when provided on original policies.

C.	Notwithstanding the provisions of paragraph A, the Reinsurer agrees to reinsure the excess liability which may accrue to the Company resulting from:

1.	Claims first made to the Company during the underwriting year on occurrence form policies issued by Intermed Insurance Company prior to January 1, 2000; and

2.	Claims first made to the Company during the underwriting year on Extended Reporting Endorsements on claims made policies issued by Intermed Insurance Company prior to January 1, 2000;

subject to the terms, conditions and limitations hereinafter set forth.

Commencement and Termination

A.
This Contract shall become effective on January 1, 2006, with respect to claims made against or reported to the Company on or after that date. This is with respect to new and renewal policies incepting during underwriting years commencing on or after that date and with respect to business covered under paragraph C of the Business Reinsured Article. This coverage shall continue in force thereafter until terminated.

B.	Either party may terminate this Contract on any December 31 by giving the other party not less than 90 days prior written notice by certified mail.

C.
Nothwithstanding the provisions of paragraph B above, the Company may terminate a Subscribing Reinsurer’s percentage share in this Contract at any time by giving not less than 30 days written notice to the Subscribing Reinsurer in the event any of the following circumstances occur:

1.	The Subscribing Reinsurer’s policyholders’ surplus at the inception of any underwriting year has been reduced by more than 25.0% of the amount of surplus 12 months prior to that date; or

2.
The Subscribing Reinsurer’s policyholders’ surplus at any time during any underwriting year has been reduced by more than 25.0% of the amount of surplus at the date of the Subscribing Reinsurer’s most recent financial statement filed with regulatory authorities and available to the public as of the inception of this Contract; or

3.	The Subscribing Reinsurer’s A.M. Best’s rating has been assigned or downgraded below A- and/or Standard & Poor’s Financial Strength rating is assigned or downgraded below A-; or

4.	A State Insurance Department or other legal authority has ordered the Subscribing Reinsurer to cease writing business; or

5.
The Subscribing Reinsurer has become insolvent or has been placed into liquidation or receivership (whether voluntary or involuntary) or proceedings have been instituted against the Subscribing Reinsurer for the appointment of a receiver, liquidator, rehabilitator, conservator or trustee in bankruptcy, or other agent known by whatever name, to take possession of its assets or control of its operations; or

6.	The Subscribing Reinsurer has ceased assuming new and renewal property and casualty treaty reinsurance business.

D.
Unless the Company elects to reassume the unearned reinsurance premium in force on the effective date of termination, and so notifies the Reinsurer prior to or within 30 days after the effective date of termination, reinsurance hereunder on business in force on the effective date of termination shall remain in full force and effect until expiration, cancellation or next premium anniversary of such business, whichever first occurs, but in no event beyond 12 months, plus odd time (not to exceed 18 months in total) and plus any extension of coverage for extended discovery or reporting coverage, following the effective date of termination.

E.
Notwithstanding the provisions of paragraph D above, in the event that any policy subject to this Contract is required by statute, regulation, or by order of an insurance department to be continued in force, the Reinsurer agrees to extend reinsurance coverage hereunder with respect to such policy until such policy may be canceled or non-renewed by the Company.

F.
Any claims made under the extended reporting coverage provision shall be deemed to have been made on the date the original policy expired or was cancelled. Premium for such extended reporting coverage shall be considered fully earned by the reinsurer on the last date the original policy was in force.

Territory (BRMA 51D)

This Contract shall be world-wide in its geographic scope.

Exclusions

See attached.

Retention and Limit

A.   Coverage A:

1.
As respects all business covered hereunder, the Company shall retain and be liable for the first $500,000 of ultimate net loss each insured, each claim or occurrence. The Reinsurer shall then be liable for the amount by which such ultimate net loss exceeds the Company’s retention, but the liability of the Reinsurer shall not exceed $2,500,000 as respects each insured, each claim or occurrence.

2.
The Company shall purchase or be deemed to have purchased inuring excess reinsurance to limit its ultimate net loss subject hereto from any one coverage any one policy (exclusive of loss in excess of policy limits or extra contractual obligations) to $1,000,000 per claim or occurrence.

3.
As respects extra contractual obligations and/or loss in excess of policy limits, the maximum amount of ultimate net loss (as defined in paragraph A of Definitions) recoverable by the Company hereunder shall be $15,000,000 for any one underwriting year.

B.  Coverage B:

1.
As respects all business covered hereunder with policy limits exceeding $1,000,000 (excepting business covered under paragraph C of the Business Reinsured Article), the Company shall retain and be liable for the first $1,000,000 of ultimate net loss each insured, each claim or occurrence. The Reinsurer shall then be liable for the amount by which such ultimate net loss exceeds the Company’s retention, but the liability of the Reinsurer shall not exceed the following:

a.	$4,000,000 as respects each insured, each claim or occurrence, for:

1)	Health Care Facilities Liability and ancillary coverages, including employed medical technicians, partnerships, corporations and limited liability companies, and

2)	Dentists and their professional associations, and

3)	Physicians and surgeons in Arkansas and their professional associations.

b.	$1,000,000 as respects each insured, each claim or occurrence, for business reinsured not included in (a) above.

2.
Provided that a policy cession has been made to Coverage B, a separate limit shall be payable by the Reinsurer for extra contractual obligations (‘ECO’) and loss in excess of policy limits (‘XPL’), without an additional retention by the Company (other than its 10.0% co-participation as respects ECO and XPL losses hereunder).

3.
The Company shall purchase or be deemed to have purchased inuring excess reinsurance to limit its ultimate net loss subject hereto from any one coverage, any one policy (exclusive of loss in excess of policy limits or extra contractual obligations) to $5,000,000 each insured, each claim or occurrence, and to $7,000,000 each insured in the annual aggregate.

C.
As respects any declaratory judgment action regarding a claim on a policy subject hereto, if the Company is successful or settles prior to judgment, the Company shall retain the first $70,000 of declaratory judgment expense and the Reinsurer shall be liable for 80.0% of the amount excess of the Company’s retention. However, the liability of the Reinsurer for successful declaratory judgment expense shall not exceed $1,000,000 arising out of policies allocated to any one underwriting year.

D.	Coverage B shall inure to the benefit of Coverage A.

E.	As respects business written in the State of Kansas, the Company’s retention shall be deemed to include coverage provided by the Healthcare Stabilization Fund.

Definitions

See attached.

Claims and Loss Adjustment Expense

A.
Whenever a claim is reserved by the Company for an amount greater than $250,000 and/or whenever a claim appears likely to result in a claim under this Contract, the Company shall notify the Reinsurer. All cases of serious injury which, regardless of considerations of liability or coverage, shall be reported to the Reinsurer, including, but not limited to the following:

1.	Brain injury with significant cognitive, behavioral or physical residual damages;

2.	Quadriplegia or paraplegia including Cauda Equina Syndrome;

3.	Fatalities or significantly diminished life expectancy of wage earners or parents with minor children;

4.	Any claim where the Company sustains a verdict for loss in excess of the policy limit and/or any action alleging extra contractual or bad faith obligations against the Company;

5.	Any declaratory judgment action brought by or against the Company where the expense amount is greater than $50,000.

The Company will provide individual claim reports on reported claims to the Reinsurer and will provide updates as needed.

B.	The Reinsurer shall have the right to participate, at its own expense, in the defense of any claim or suit involving this reinsurance.

C.
All claim settlements made by the Company, provided they are within the terms of this Contract, shall be binding upon the Reinsurer, and the Reinsurer agrees to pay all amounts for which it may be liable upon receipt of reasonable evidence of the amount paid by the Company.

D.
In the event of loss hereunder, loss adjustment expense incurred by the Company in connection therewith which does not reduce the Company’s limit of liability under the policy involved shall be shared by the Company and the Reinsurer in the proportion the ultimate net loss paid or payable by the Reinsurer bears to the total loss paid or payable by the Company, prior to any reinsurance recoveries, but after deduction of all salvage, subrogation and other recoveries. However, if a verdict or judgment is reduced by any process other than by the trial court, resulting in an ultimate saving to the Reinsurer, or a judgment is reversed outright, the expenses incurred in securing such reduction or reversal shall be shared by the Company and the Reinsurer in the proportion that each benefits from such reduction or reversal, and the expenses incurred up to the time of the original verdict or judgment which do not reduce the Company’s limit of liability under the policy involved shall be shared in proportion to each party’s interest in such original verdict or judgment. The Reinsurer’s liability for such loss adjustment expense shall be in addition to its liability for ultimate net loss.

Reinsurance Premium

A.  Coverage A:

1.
As premium for the reinsurance provided under Coverage A, the Company shall pay the Reinsurer 10.0% of the Company’s gross net written premium applicable to subject business for each underwriting year.

2.
The Company shall pay the Reinsurer an annual deposit premium of $24,000,000 in four equal installments of $6,000,000 on January 1, April 1, July 1 and October 1 of each underwriting year. In the event this Contract is terminated prior to any December 31, no deposit premium installments shall be due after the effective date of termination.

3.
As respects Coverage A, within 60 days after the end of each underwriting year, the Company shall provide a report to the Reinsurer setting forth the premium due hereunder for the underwriting year, computed in accordance with the paragraphs above, and any additional premium due the Reinsurer shall be paid by the Company with its report, and any return premium due the Company shall be remitted promptly. In the event this Contract is terminated prior to any December 31, premium due shall be pro rated accordingly.

B.   Coverage B:

1.
As premium for the reinsurance provided under Coverage B, the Company shall pay the Reinsurer 100% of its excess limits gross net written premium applicable to subject business, less ceding commission thereon for each underwriting year.

2.
As respects Coverage B, within 30 days following the end of each calendar quarter, the Company shall report its excess limits gross net written premium applicable to subject business. The premium due the Reinsurer, less any commission thereon, shall be paid by the Company with its report.

C.
Regardless of the option chosen by the Company at expiration or cancellation in accordance with the provisions of the Commencement and Termination Article, in the event the Company is bound by statute or regulation to continue coverage, the Reinsurer shall continue to receive premium as set forth above on such policies quarterly as written.

D.
“Gross net written premium” as used herein is defined as gross written premium of the Company for primary policy limits of $1,000,000 each claim or less for the classes of business reinsured hereunder, less cancellations and return premiums, and less premiums ceded by the Company for inuring facultative reinsurance, if any.

E.
“Excess limits gross net written premium” as used herein is defined as the portion of the full gross written premium charged by the Company to its original insureds and allocated to the subject policy limit greater than $1,000,000 each claim for the classes of business reinsured hereunder, less cancellations and return premiums, and less premiums ceded by the Company for inuring facultative reinsurance, if any.

Ceding Commission

A.
As respects Coverage B, the Reinsurer shall allow the Company a 17.5% commission on all premiums ceded to the Reinsurer hereunder. The Company shall allow the Reinsurer return commission on return premiums at the same rate.

B.
It is expressly agreed that the ceding commission allowed the Company includes provision for all dividends, commissions, taxes, assessments, and all other expenses of whatever nature, except loss adjustment expense and successful declaratory judgment expense.

Profit Sharing

A.
As respects Coverage A, the Reinsurer shall pay the Company profit sharing equal to 35.0% of the net profit, if any, in accordance with the provisions of paragraphs B and C hereunder, accruing to the Reinsurer for each underwriting year. The Reinsurer’s net profit for each underwriting year shall be calculated in accordance with the following formula, it being understood that a positive balance equals net profit and a negative balance equals net loss:

1.	Premiums earned for policies allocated to the underwriting year; less

2.	Expenses incurred by the Reinsurer at 30.0% of premiums earned for policies allocated to the underwriting year; less

3.	Losses incurred for policies allocated to the underwriting year; less

4.	Incurred but not reported loss reserves (“IBNR”) as original (to correspond with IBNR funding by Letter of Credit); less

5.	The Reinsurer’s net loss, if any, from the immediately preceding underwriting year of this Contract and/or the Reinsurer’s net loss, if any, carried forward from the following agreements:

a.	First Professionals Insurance Company Casualty Excess of Loss Reinsurance Agreement CXS-3014(1994) for calendar years 1994 and 1995; and/or

b.	First Professionals Insurance Company Physicians, Dentists, and Chiropractors Casualty First through Fourth and Clash Excess of Loss Reinsurance Agreement AR 4302 for calendar year 1996; and/or

c.
First Professionals Insurance Company Physicians, Dentists, and Chiropractors Casualty First through Fourth and Clash Excess of Loss Reinsurance Agreement AR 4373 for calendar years 1997 through 1999; and/or

d.
FPIC Insurance Group Medical Malpractice and Lawyers Professional Liability Excess of Loss Reinsurance Agreement AR 12427 for calendar years 2000, 2001, 2002 and 2003 and the Medical Excess of Loss Reinsurance Contract for calendar years 2004 and 2005; less

6.	The Reinsurer’s net loss, if any, from Coverage B of this Contract, calculated as follows:

a.	Premiums earned for policies allocated to the underwriting year; less

b.	Ceding commission allowed on (a) above; less

c.	Expenses incurred by the Reinsurer at 30.0% of net premiums earned (premiums earned less ceding commission thereon) for policies allocated to the underwriting year; less

d.	Losses incurred for policies allocated to the underwriting year; less

e.	IBNR as original (to correspond with IBNR funding by Letter of Credit); less

f.
The Reinsurer’s net loss, if any, from the immediately preceding underwriting year (beginning with the Medical Malpractice Liability Excess of Loss Reinsurance Agreement, effective January 1, 2003, as respects the second layer of coverage therein). It is understood that the net loss, if any, from an underwriting year shall be carried forward to extinction.”

B.
The Company shall calculate and report the Reinsurer’s net profit within 45 days after 24 months following the end of each underwriting year, and within 45 days after the end of each 12-month period thereafter until all losses subject hereto have been finally settled. Profit sharing shall be payable upon receipt and verification of the profit sharing statement, based on the following schedule:

1.	At the first calculation, one-third of the profit sharing shown to be due the Company will be payable by the Reinsurer.

2.	At the second calculation, (first recalculation), two-thirds (less any amount previously paid) will be payable by the Reinsurer.

3.	At the third and subsequent calculations, the full amount (less any amounts previously paid) will be payable by the Reinsurer.

Any return profit sharing shown to be due the Reinsurer shall be paid by the Company with its report.

C.
“Premiums earned” as used herein shall mean the ceded written premiums for policies (or endorsements) allocated to the underwriting year, less the unearned portion thereof as of the effective date of calculation, it being understood that all premium from policies (or endorsements) allocated to an underwriting year shall be credited to that underwriting year, unless this Contract is terminated on a “cutoff” basis and the Company reassumes the unearned premium as of the effective date of termination.

Other Reinsurance

A.	The Company may purchase individual facultative reinsurance, which may inure to the benefit of this Contract. Premiums for inuring reinsurance, if any, shall be deducted from the subject premiums.

B.
Recoveries under any insurance or reinsurance which indemnifies or protects the Company against claims for loss in excess of policy limits or extra contractual obligations and any contribution or subrogation under such insurance or reinsurance shall inure to the benefit of this Contract.

Other Provisions

Subrogation (see attached)
Offset (BRMA 36C)
Access to Records (BRMA 1A)
Net Retained Lines (BRMA 32E)
Errors and Omissions (BRMA 14F)
Liability of the Reinsurer (see attached)
Currency (BRMA 12A)
Taxes (BRMA 50B)
Unauthorized Reinsurers (Evergreen LOC, Outstanding Losses/LAE and IBNR) (see attached)
Insolvency (see attached)
Arbitration (see attached)
Late Payments for Inactive Reinsurers (see attached)
Service of Suit (BRMA 49E)
Federal Excise Tax (see attached)
Agency Agreement (see attached)
Intermediary (BRMA 23A)
Governing Law (BRMA 71B) - Florida

Brokerage

10.0% of ceded premiums as respects Coverage A (Domestic Placement)
10.0% of net ceded premiums as respects Coverage B (Domestic Placement)
12.5% of ceded premiums as respects Coverage A (London and Europe Placement)
10.0% of net ceded premiums as respects Coverage B (London and Europe Placement)

Exclusions

A.	This Contract does not apply to and specifically excludes the following:

1.	Reinsurance assumed by the Company other than:

a.	Intra-company reinsurance; and

b.	Policies underwritten by the Company but issued by another carrier at the Company’s request and reinsured 100% by the Company.

2.	Business produced and underwritten by others.

3.	Hospital Professional Liability and related General Liability Business.

4.	Occurrence form policies except for those policies noted in paragraph C of the Business Reinsured Article.

5.	Insureds written under the Company’s Non-Standard Medical and Dental Malpractice Quota Share Reinsurance Agreement (or replacement thereof).

6.	Nuclear risks as defined in the “Nuclear Incident Exclusion Clause - Liability - Reinsurance” attached to and forming part of this Contract.

7.
All liability of the Company arising by contract, operation of law, or otherwise, from its participation or membership, whether voluntary or involuntary, in any insolvency fund. “Insolvency fund” includes any guaranty fund, insolvency fund, plan, pool, association, fund or other arrangement, however denominated, established or governed, which provides for any assessment of or payment or assumption by the Company of part or all of any claim, debt, charge, fee or other obligation of an insurer, or its successors or assigns, which has been declared by any competent authority to be insolvent, or which is otherwise deemed unable to meet any claim, debt, charge, fee or other obligation in whole or in part.

8.	Liability as a member, subscriber or reinsurer of any Pool, Syndicate or Association.

B.
Business falling within the scope of one or more of the exclusions set forth in paragraph A or not within the terms, conditions or limitations of this Contract may be submitted to the Reinsurer for special acceptance and, if accepted by the Reinsurer, shall be subject to all the terms of this Contract except as modified by the special acceptance.

Definitions

A.
“Ultimate net loss” as used herein is defined as the sum or sums (including deductibles of $250,000 or less paid by the Company or the insured, loss in excess of policy limits, extra contractual obligations and any loss adjustment expense, as hereinafter defined, which reduces the Company’s limit of liability under the policy involved) paid or payable by the Company in settlement of claims and in satisfaction of judgments rendered on account of such claims, after deduction of all salvage, all recoveries and all claims on inuring insurance or reinsurance, whether collectible or not. Nothing herein shall be construed to mean that losses under this Contract are not recoverable until the Company’s ultimate net loss has been ascertained.

B.	“Loss in excess of policy limits” and “extra contractual obligations” as used herein shall be defined as follows:

1.
“Loss in excess of policy limits” shall mean 90.0% of any amount paid or payable by the Company in excess of its policy limits, but otherwise within the terms of its policy, such loss in excess of the Company’s policy limits having been incurred because of, but not limited to, failure by the Company to settle within the policy limits or by reason of the Company’s alleged or actual negligence, fraud or bad faith in rejecting an offer of settlement or in the preparation of the defense or in the trial of an action against its insured or reinsured or in the preparation or prosecution of an appeal consequent upon such an action.

2.
“Extra contractual obligations” shall mean 90.0% of any punitive, exemplary, compensatory or consequential damages paid or payable by the Company, not covered by any other provision of this Contract and which arise from the handling of any claim on business subject to this Contract, such liabilities arising because of, but not limited to, failure by the Company to settle within the policy limits or by reason of the Company’s alleged or actual negligence, fraud or bad faith in rejecting an offer of settlement or in the preparation of the defense or in the trial of an action against its insured or reinsured or in the preparation or prosecution of an appeal consequent upon such an action. An extra contractual obligation shall be deemed, in all circumstances, to have occurred on the same date as the loss covered or alleged to be covered under the policy.

Notwithstanding anything stated herein, this Contract shall not apply to any loss in excess of policy limits or any extra contractual obligation incurred by the Company as a result of any deliberately fraudulent and/or criminal act by any officer or director of the Company acting individually or collectively or in collusion with any individual or corporation or any other organization or party involved in the presentation, defense or settlement of any claim covered hereunder.

If any provision of this paragraph B shall be rendered illegal or unenforceable by the laws, regulations or public policy of any state, such provision shall be considered void in such state, but this shall not affect the validity or enforceability of any other provision of this Contract or the enforceability of such provision in any other jurisdiction.

C.	“Insured” as used herein shall mean any party or parties provided with a separate policy limit by the Company.

D.	“Claim” and “occurrence” shall have the same meaning as the term occurrence, claim, medical incident, wrongful act or such similar term, as applicable, under the Company’s policy forms.

E.
“Loss adjustment expense” as used herein shall mean expenses assignable to the appraisal, adjustment, settlement, litigation, investigation, defense and/or appeal of specific claims, regardless of how such expenses are classified for statutory reporting purposes. Loss adjustment expense shall include, but not be limited to interest on judgments, legal expenses and expenses associated with unsuccessful declaratory judgment actions, but shall not include office expenses or salaries of the Company’s regular employees.

F.
“Declaratory judgment expense” as used herein shall mean all court costs, attorney’s fees and expense incurred by the Company in contesting insurance coverage on policies reinsured hereunder. Declaratory judgment expenses shall be deemed to have occurred on the same date as the loss covered or alleged to be covered under the policy.

G.
“Losses incurred” as used herein shall mean ceded losses and loss adjustment expense paid as of the effective date of calculation, plus the Company’s ceded reserves for losses and loss adjustment expense outstanding as of the same date, it being understood and agreed that all losses and related loss adjustment expense under policies allocated to an underwriting year shall be charged to that underwriting year, regardless of the date said losses actually occur, unless this Contract is terminated on a “cutoff” basis, in which event the Reinsurer shall have no liability for claims made or occurrences commencing after the effective date of termination.

H.
“Underwriting year” as used herein shall mean the period from January 1, 2006 through December 31, 2006, and each subsequent 12-month period thereafter shall be a separate underwriting year, unless this Contract is terminated, in which event the final underwriting year shall be from the beginning of the then current underwriting year through the date of termination. All premiums and all claims or losses from new and renewal policies incepting during a given underwriting year shall be credited or charged, respectively, to such underwriting year, regardless of the date said premiums earn or such claims are made or losses occur (subject to the “cutoff” provisions of the Commencement and Termination Article).

Other Provisions (Non-BRMA)

Subrogation

The Reinsurer shall be credited with recoveries from subrogation (i.e. reimbursement obtained or recovery made by the Company, less the actual cost, excluding salaries of officials and employees of the Company and sums paid to attorneys as retainer, of obtaining such reimbursement or making such recovery) on account of claims and settlements involving reinsurance hereunder. Recoveries therefrom shall always be used to reimburse the excess reinsurers in the reverse order of their priority according to their participation before being used in any way to reimburse the Company for its initial retained loss in accordance with the Retention and Limit Article. The Company hereby agrees to enforce its rights to subrogation relating to any loss, a part of which loss was sustained by the Reinsurer, and to prosecute all claims arising out of such rights.

Liability of the Reinsurer

A.
The liability of the Reinsurer shall follow that of the Company in every case and be subject in all respects to all the general and specific stipulations, clauses, waivers and modifications of the Company’s policies and any endorsements thereon. However, in no event shall this be construed in any way to provide coverage outside the terms and conditions set forth in this Contract.

B.	Nothing herein shall in any manner create any obligations or establish any rights against the Reinsurer in favor of any third party or any persons not parties to this Contract.

Unauthorized Reinsurers

A.
If the Reinsurer is unauthorized in any state of the United States of America or the District of Columbia, the Reinsurer agrees to fund its share of the Company’s ceded United States unearned premium and outstanding loss and loss adjustment expense reserves (including incurred but not reported loss reserves) by:

1.
Clean, irrevocable and unconditional letters of credit issued and confirmed, if confirmation is required by the insurance regulatory authorities involved, by a bank or banks meeting the NAIC Securities Valuation Office credit standards for issuers of letters of credit and acceptable to said insurance regulatory authorities; and/or

2.	Escrow accounts for the benefit of the Company; and/or

3.	Cash advances;

if, without such funding, a penalty would accrue to the Company on any financial statement it is required to file with the insurance regulatory authorities involved.  The Reinsurer, at its sole option, may fund in other than cash if its method and form of funding are acceptable to the insurance regulatory authorities involved.

B.
With regard to funding in whole or in part by letters of credit, it is agreed that each letter of credit will be in a form acceptable to insurance regulatory authorities involved, will be issued for a term of at least one year and will include an “evergreen clause,” which automatically extends the term for at least one additional year at each expiration date unless written notice of non-renewal is given to the Company not less than 30 days prior to said expiration date.  The Company and the Reinsurer further agree, notwithstanding anything to the contrary in this Contract, that said letters of credit may be drawn upon by the Company or its successors in interest at any time, without diminution because of the insolvency of the Company or the Reinsurer, but only for one or more of the following purposes:

1.	To reimburse itself for the Reinsurer’s share of unearned premiums returned to insureds on account of policy cancellations, unless paid in cash by the Reinsurer;

2.	To reimburse itself for the Reinsurer’s share of losses and/or loss adjustment expense paid under the terms of policies reinsured hereunder, unless paid in cash by the Reinsurer;

3.	To reimburse itself for the Reinsurer’s share of any other amounts claimed to be due hereunder, unless paid in cash by the Reinsurer;

4.
To fund a cash account in an amount equal to the Reinsurer’s share of any ceded unearned premium and/or outstanding loss and loss adjustment expense reserves (including incurred but not reported loss reserves) funded by means of a letter of credit which is under non-renewal notice, if said letter of credit has not been renewed or replaced by the Reinsurer 10 days prior to its expiration date;

5.
To refund to the Reinsurer any sum in excess of the actual amount required to fund the Reinsurer’s share of the Company’s ceded unearned premium and/or outstanding loss and loss adjustment expense reserves (including incurred but not reported loss reserves), if so requested by the Reinsurer.

In the event the amount drawn by the Company on any letter of credit is in excess of the actual amount required for B(1), B(2) or B(4), or in the case of B(3), the actual amount determined to be due, the Company shall promptly return to the Reinsurer the excess amount so drawn.

Insolvency

A.
In the event of the insolvency of one or more of the reinsured companies, this reinsurance shall be payable directly to the company or to its liquidator, receiver, conservator or statutory successor on the basis of the liability of the company without diminution because of the insolvency of the company or because the liquidator, receiver, conservator or statutory successor of the company has failed to pay all or a portion of any claim.  It is agreed, however, that the liquidator, receiver, conservator or statutory successor of the company shall give written notice to the Reinsurer of the pendency of a claim against the company indicating the policy or bond reinsured which claim would involve a possible liability on the part of the Reinsurer within a reasonable time after such claim is filed in the conservation or liquidation proceeding or in the receivership, and that during the pendency of such claim, the Reinsurer shall have the right to participate, at its own expense, in the defense of any claim or suit involving this reinsurance.

B.
It is further understood and agreed that, in the event of the insolvency of one or more of the reinsured companies, the reinsurance under this Contract shall be payable directly by the Reinsurer to the company or to its liquidator, receiver or statutory successor, except as provided by Section 4118(a) of the New York Insurance Law or except (1) where this Contract specifically provides another payee of such reinsurance in the event of the insolvency of the company or (2) where the Reinsurer with the consent of the direct insured or insureds has assumed such policy obligations of the company as direct obligations of the Reinsurer to the payees under such policies and in substitution for the obligations of the company to such payees.

Arbitration

A.
As a condition precedent to any right of action hereunder, in the event of any dispute or difference of opinion hereafter arising with respect to this Contract, it is hereby mutually agreed that such dispute or difference of opinion shall be submitted to arbitration. One Arbiter shall be chosen by the Company, the other by the Reinsurer, and an Umpire shall be chosen by the two Arbiters before they enter upon arbitration, all of whom shall be active or retired disinterested executive officers of insurance or reinsurance companies or Lloyd’s London Underwriters. In the event that either party should fail to choose an Arbiter within 30 days following a written request by the other party to do so, the requesting party may choose two Arbiters who shall in turn choose an Umpire before entering upon arbitration. If the two Arbiters fail to agree upon the selection of an Umpire within 30 days following their appointment, each Arbiter shall nominate three candidates within 10 days thereafter, two of whom the other shall decline, and the decision shall be made by drawing lots.

B.
Each party shall present its case to the Arbiters within 30 days following the date of appointment of the Umpire. The Arbiters shall consider this Contract as an honorable engagement rather than merely as a legal obligation and they are relieved of all judicial formalities and may abstain from following the strict rules of law. The decision of the Arbiters shall be final and binding on both parties; but failing to agree, they shall call in the Umpire and the decision of the majority shall be final and binding upon both parties. Judgment upon the final decision of the Arbiters may be entered in any court of competent jurisdiction.

C.
If more than one reinsurer is involved in the same dispute, all such reinsurers shall constitute and act as one party for purposes of this Article and communications shall be made by the Company to each of the reinsurers constituting one party, provided, however, that nothing herein shall impair the rights of such reinsurers to assert several, rather than joint, defenses or claims, nor be construed as changing the liability of the reinsurers participating under the terms of this Contract from several to joint.

D.
Each party shall bear the expense of its own Arbiter, and shall jointly and equally bear with the other the expense of the Umpire and of the arbitration. In the event that the two Arbiters are chosen by one party, as above provided, the expense of the Arbiters, the Umpire and the arbitration shall be equally divided between the two parties.

E.
Any arbitration proceedings shall take place at a location mutually agreed upon by the parties to this Contract, but notwithstanding the location of the arbitration, all proceedings pursuant hereto shall be governed by the law of the State of Florida.

F.
In the event that any Subscribing Reinsurer has ceased assuming new and renewal property and casualty treaty reinsurance business and fails to pay any amount claimed to be due hereunder, the Company may, at its sole option, by giving not less than 30 days written notice to the Subscribing Reinsurer, elect to bypass this Article, and the Reinsurer hereby expressly waives the requirements of this Arbitration Article.

Late Payments for Inactive Reinsurers

A.
In the event any payment due the Company is not received by the Intermediary by the payment due date, the Inactive Reinsurer agrees to pay, an interest penalty on the amount past due calculated for each such payment on the last day of each month as follows:

1.	The number of full days which have expired since the due date or the last monthly calculation, whichever the lesser; times

2.	1/365ths of the LIBOR monthly rate, plus (1%) one percent, on the first day of the month for which the calculation is made; times

3.    The amount past due, including accrued interest.

It is agreed that interest shall accumulate until payment of the original amount due plus interest penalties have been received by the Intermediary.

For purposes of this Article, the “due date” for any payment due the Company hereunder shall be deemed due (30) thirty days after the proof of loss or demand for payment is transmitted to the Inactive Reinsurer. If such payment is not received within the (30) thirty days, interest will accrue on the payment or amount overdue in accordance with this Article, from the date the proof of loss or demand for payment was transmitted to the Inactive Reinsurer. The active or inactive status of a reinsurer on the date a proof of loss or demand for payment was transmitted to such reinsurer shall not affect the due date or the calculation of the interest penalty as defined in this Article.

B.	For purposes of this Article, an Inactive Reinsurer is a reinsurer who has ceased assuming new and renewal property and casualty treaty reinsurance business.

Federal Excise Tax

A.
The Reinsurer has agreed to allow for the purpose of paying the Federal Excise Tax the applicable percentage of the premium payable hereon as imposed under Section 4371 of the Internal Revenue Code to the extent such premium is subject to the Federal Excise Tax.

B.
In the event of any return of premium becoming due hereunder the Reinsurer will deduct the applicable percentage from the return premium payable hereon and the Company or its agent should take steps to recover the tax from the United States Government.

Agency Agreement

If more than one reinsured company is named as a party to this Contract, the first named company shall be deemed the agent of the other reinsured companies for purposes of sending or receiving notices required by the terms and conditions of this Contract, and for purposes of remitting or receiving any monies due any party.

Reinsurance Confirmation Signing Page

Company:   FPIC Insurance Group, Inc.

Contract:     Medical Professional Liability Excess of Loss Reinsurance Contract

Reinsurer:   Ace Tempest Re USA LLC

On the basis of the terms outlined in Benfield Inc.’s Reinsurance Confirmation dated December 21, 2005, the undersigned reinsurer confirms its agreement to accept a share(s) in the contract(s) listed below effective January 1, 2006:

Contract	Coverage Percent	Limit	Retention	Your Part. Percent	Your Dollar Line	Your Reference No.
Coverage A	100%	$2,500,000	$500,000	7.5%	$187,500	10483-05
Coverage B	100%	$4,000,000	$1,000,000	7.5%	$300,000	10483A-04

Comments

Brokerage

10.0% of ceded premiums as respects Coverage A (Domestic Placement)
10.0% of net ceded premiums as respects Coverage B (Domestic Placement)
12.5% of ceded premiums as respects Coverage A (London and Europe Placement)
10.0% of net ceded premiums as respects Coverage B (London and Europe Placement)

Signed:	/s/ David C. Riek
ACE Tempest Re USA LLC
Date:	December 28, 2005

Please sign and return one copy.

Reinsurance Confirmation Signing Page

Company:   FPIC Insurance Group, Inc.

Contract:     Medical Professional Liability Excess of Loss Reinsurance Contract

Reinsurer:   Everest Reinsurance Company

On the basis of the terms outlined in Benfield Inc.’s Reinsurance Confirmation dated December 21, 2005, the undersigned reinsurer confirms its agreement to accept a share(s) in the contract(s) listed below effective January 1, 2006:

Contract	Coverage Percent	Limit	Retention	Your Part. Percent	Your Dollar Line	Your Reference No.
Layer 1	100%	$2,500,000	$500,000	5%	$125,000
Layer 2	100%	$4,000,000	$1,000,000	5%	$200,000

Comments

Brokerage

10.0% of ceded premiums as respects Coverage A (Domestic Placement)
10.0% of net ceded premiums as respects Coverage B (Domestic Placement)
12.5% of ceded premiums as respects Coverage A (London and Europe Placement)
10.0% of net ceded premiums as respects Coverage B (London and Europe Placement)

Signed:	/s/ Mark B. Elberg
Everest Reinsurance Company
Date:	December 27, 2005

Please sign and return one copy.

Reinsurance Confirmation Signing Page

Company:    FPIC Insurance Group, Inc.

Contract:      Medical Professional Liability Excess of Loss Reinsurance Contract

Reinsurer:    Hannover Re

On the basis of the terms outlined in Benfield Inc.’s Reinsurance Confirmation dated December 21, 2005, the undersigned reinsurer confirms its agreement to accept a share(s) in the contract(s) listed below effective January 1, 2006:

Contract	Reinsurer	Limit	Retention	Your Part. Percent	Your Dollar Line	Your Reference No.
Coverage A	Hannover Re	$2,500,000	$500,000	30.0%	$750,000	LY13140B
Coverage B	Hannover Re	$4,000,000	$1,000,000	30.0%	$1,200,000	LY13339A
Coverage A Total				30.0%
Coverage B Total				30.0%

Comments

Hannover, Germany, January 6, 2006
Hannover re
Hannover Ruckversicherung AG
/s/ Carola VonHeimburg
North American Treaty Department

Reinsurance Confirmation Signing Page

Company:     FPIC Insurance Group, Inc.

Contract:      Medical Professional Liability Excess of Loss Reinsurance Contract

Reinsurer:    Odyssey America Reinsurance Corporation

On the basis of the terms outlined in Benfield Inc.’s Reinsurance Confirmation dated December 21, 2005, the undersigned reinsurer confirms its agreement to accept a share(s) in the contract(s) listed below effective January 1, 2006:

Contract	Coverage Percent	Limit	Retention	Your Part. Percent	Your Dollar Line	Your Reference No.
Coverage A	100%	$2,500,000	$500,000	3.5%	$87,500
Coverage B	100%	$4,000,000	$1,000,000	3.5%	$140,000

Comments

Brokerage

10.0% of ceded premiums as respects Coverage A (Domestic Placement)
10.0% of net ceded premiums as respects Coverage B (Domestic Placement)
12.5% of ceded premiums as respects Coverage A (London and Europe Placement)
10.0% of net ceded premiums as respects Coverage B (London and Europe Placement)

Signed:	/s/ Patrick Gentile
Odyssey America Reinsurance Corporation
Date:	December 28, 2005

Please sign and return one copy.

Reinsurance Confirmation Signing Page

Company:    FPIC Insurance Group, Inc.

Contract:      Medical Professional Liability Excess of Loss Reinsurance Contract

Reinsurer:    Partner Reinsurance Company of the U.S.

On the basis of the terms outlined in Benfield Inc.’s Reinsurance Confirmation dated December 21, 2005, the undersigned reinsurer confirms its agreement to accept a share(s) in the contract(s) listed below effective January 1, 2006:

Contract	Coverage Percent	Limit	Retention	Your Part. Percent	Your Dollar Line	Your Reference No.
Coverage A	100%	$2,500,000	$500,000	10%	$250,000	T201558
Coverage B	100%	$4,000,000	$1,000,000	10%	$400,000	T201559

Comments

Brokerage

10.0% of ceded premiums as respects Coverage A (Domestic Placement)
10.0% of net ceded premiums as respects Coverage B (Domestic Placement)
12.5% of ceded premiums as respects Coverage A (London and Europe Placement)
10.0% of net ceded premiums as respects Coverage B (London and Europe Placement)

Signed:	/s/ Guiseppe A. Ruggieri
Partner Reinsurance Company of the U.S.
Date:	December 21, 2005

Please sign and return one copy.

Reinsurance Confirmation Signing Page

Company:     FPIC Insurance Group, Inc.

Contract:      Medical Professional Liability Excess of Loss Reinsurance Contract

Reinsurer:    Platinum Underwriters Reinsurance, Inc.

On the basis of the terms outlined in Benfield Inc.’s Reinsurance Confirmation December 21, 2005, the undersigned reinsurer confirms its agreement to accept a share(s) in the contract(s) listed below effective January 1, 2006:

Contract	Coverage Percent	Limit	Retention	Your Part. Percent	Your Dollar Line	Your Reference No.
Coverage A	100%	$2,500,000	$500,000	3.5%	$87,500	TBD
Coverage B	100%	$4,000,000	$1,000,000	3.5%	$140,000	TBD

Comments

Brokerage

10.0% of ceded premiums as respects Coverage A (Domestic Placement)
10.0% of net ceded premiums as respects Coverage B (Domestic Placement)
12.5% of ceded premiums as respects Coverage A (London and Europe Placement)
10.0% of net ceded premiums as respects Coverage B (London and Europe Placement)

Signed:	/s/ Man-Hyu Hur
Platinum Underwriters Reinsurance, Inc.
Date:	December 28, 2005

Please sign and return one copy.

Reinsurance Confirmation Signing Page

Company:   FPIC Insurance Group, Inc.

Contract:     Medical Professional Liability Excess of Loss Reinsurance Contract

Reinsurer:   Transatlantic Reinsurance Company

On the basis of the terms outlined in Benfield Inc.’s Reinsurance Confirmation dated December 21, 2005, the undersigned reinsurer confirms its agreement to accept a share(s) in the contract(s) listed below effective January 1, 2006:

Contract	Coverage Percent	Limit	Retention	Your Part Percent	Your Dollar Line	Your Reference No.
Coverage A	100%	$2,500,000	$500,000	20%	$500,000	910204594
Coverage B	100%	$4,000,000	$1,000,000	20%	$800,000	910204594

Comments

Brokerage

10.0% of ceded premiums as respects Coverage A (Domestic Placement)
10.0% of net ceded premiums as respects Coverage B (Domestic Placement)
12.5% of ceded premiums as respects Coverage A (London and Europe Placement)
10.0% of net ceded premiums as respects Coverage B (London and Europe Placement)

Signed:	/s/ Nick Tzaneteas
Transatlantic Reinsurance Company
Date:	December 21, 2005

Please sign and return one copy.